Exhibit 11

NELSON MULLINS RILEY & SCARBOROUGH LLP ATTORNEYS AND COUNSELORS AT LAW
101 Constitution Avenue, NW | Suite 900 Washington, DC 20001 T 202.689.2800 F 202.689.2860 nelsonmullins.com

February 12, 2019

Triton Pacific Investment Corporation, Inc.

6701 Center Drive West, Suite 1450

Los Angeles, California 90045

Re:	Triton Pacific Investment Corporation, Inc. Registration Statement on Form N-14 (File No. 333-226811)

Ladies and Gentlemen:

We have acted as counsel to Triton Pacific Investment Corporation, Inc., a Maryland corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form N-14 (the “Registration Statement”) and the joint proxy statement and prospectus included therein (as amended from time to time, the “Proxy Statement/Prospectus”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the issuance of shares (the “Shares”) of the Company’s Class A common stock, par value $0.001 per share (the “Common Stock”), in connection with the merger of Pathway Capital Opportunity Fund, Inc. (“PWAY”) with and into the Company described as in the Proxy Statement/Prospectus.

As counsel to the Company, we have participated in the preparation of the Proxy Statement/Prospectus and have examined the originals or copies, certified or otherwise identified to our satisfaction as being true copies, of the following:

(1)       The Proxy Statement/Prospectus, substantially in the form transmitted to the Commission under the Securities Act;

(2)       The Fourth Articles of Amendment and Restatement of the Company (the “Charter”), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

(3)       The Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company;

(4)       A Certificate of Good Standing with respect to the Company issued by the SDAT as of a recent date (the “Certificate of Good Standing”);

(5)       The Amended and Restated Agreement and Plan of Merger, dated as of February 12, 2019 (the “Merger Agreement”), by and between the Company and PWAY, pursuant to which PWAY will merge with and into the Company (the “Merger”);

(6)       The resolutions of the board of directors (the “Board”) of the Company relating to, among other things, (a) the authorization, execution and delivery of the Merger Agreement, (b) the authorization and approval of the preparation and filing of the Registration Statement, and (c) the authorization, issuance, offer and sale of the Shares pursuant to the Registration

Triton Pacific Investment Corporation, Inc.

February 12, 2019

Statement, certified as of the date hereof by an officer of the Company (collectively, the “Resolutions”); and

(7)       Such other documents and matters as we have deemed necessary or appropriate to express the opinions set forth below, subject to the assumptions, limitations and qualifications stated herein.

This opinion letter has been prepared, and should be interpreted, in accordance with customary practice followed in the preparation of opinion letters by lawyers who regularly give, and such customary practice followed by lawyers who on behalf of their clients regularly advise opinion recipients regarding, opinion letters of this kind. With respect to such examination and our opinion expressed herein, we have assumed, without any independent investigation or verification, (i) the genuineness of all signatures on all documents submitted to us for examination, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or reproduced copies and the authenticity of the originals of such copied documents, (v) that all certificates issued by public officials have been properly issued, (vi) the form and content of all documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion letter from the form and content of such documents as executed and delivered, (vii) prior to the issuance of any of the Shares, the Merger will have been duly authorized by all necessary corporate action on the part of the Company, and (viii) upon the issuance of any of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter. We also have assumed without independent investigation or verification the accuracy and completeness of all corporate records made available to us by the Company.

Where factual matters material to this opinion letter were not independently established, we have relied upon certificates of public officials (which we have assumed remain accurate as of the date of this opinion), upon certificates and/or representations of officers and employees of the Company, upon such other certificates as we deemed appropriate, and upon such other data as we have deemed to be appropriate under the circumstances. Except as otherwise stated herein, we have undertaken no independent investigation or verification of factual matters.

The opinions set forth below are limited to the effect of the Maryland General Corporation Law, as in effect on the date hereof, and we express no opinion as to the applicability or effect of any other laws of such jurisdiction or the laws of any other jurisdictions. Without limiting the preceding sentence, we express no opinion as to any state securities or broker-dealer laws or regulations thereunder relating to the offer, issuance and sale of the Shares pursuant to the Registration Statement or the Proxy Statement/Prospectus.

On the basis of and subject to the foregoing, and in reliance thereon, and subject to the limitations and qualifications set forth in this opinion letter, and assuming that (i) the Board or a duly authorized committee thereof will approve the final terms and conditions of the issuance, offer and sale of the Shares, including those relating to the price and amount of Shares to be issued, offered and sold, in each case, in accordance with the Merger Agreement and the Resolutions; (ii) the Shares have been delivered to, and the agreed consideration has been fully paid at the time of such delivery by, the purchasers thereof, in each case in accordance with the Merger Agreement; and (iii) the Certificate of Good Standing remains accurate, each of the Merger Agreement, the Charter and the Resolutions remain in effect, without amendment, and the Registration Statement has become effective under the Securities Act and remains effective at the time of the issuance, offer and sale of the Shares, we are of the opinion that:

(1)       the Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT; and

Triton Pacific Investment Corporation, Inc.

February 12, 2019

(2)       the Shares have been duly authorized and, when issued and paid for in accordance with the Merger Agreement and the Proxy Statement/Prospectus, will be validly issued, fully paid and nonassessable.

The opinions expressed in this opinion letter (i) are strictly limited to the matters stated in this opinion letter, and without limiting the foregoing, no other opinions are to be implied and (ii) are only as of the date of this opinion letter, and we are under no obligation, and do not undertake, to advise the addressee of this opinion letter or any other person or entity either of any change of law or fact that occurs, or of any fact that comes to our attention, after the date of this opinion letter, even though such change or such fact may affect the legal analysis or a legal conclusion in this opinion letter.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement or any Registration Statement filed by the Company under the Securities Act pursuant to Rule 462(b) thereunder as described in the first paragraph of this opinion letter. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Respectfully submitted, /s/ Nelson Mullins Riley & Scarborough LLP